Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                               VISTEON CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                                   38-3519512
        (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                    Identification No.)

              5500 Auto Club Drive
               Dearborn, Michigan                                 48126
    (Address of principal executive offices)                   (Zip Code)

                The Visteon Investment Plan for Hourly Employees
                            (Full title of the plan)

                                  Stacy L. Fox
              Senior Vice President, General Counsel and Secretary
                               Visteon Corporation
                              5500 Auto Club Drive
                            Dearborn, Michigan 48126
                                  (800) VISTEON
                 (Name, address and telephone number, including
                        area code, of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

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                                  Proposed        Proposed
  Title of                         Maximum        Maximum
Securities to    Amount to be   Offering Price    Aggregate        Amount of
be Registered    Registered(1)    Per Share     Offering Price  Registration Fee
--------------------------------------------------------------------------------
Common Stock,      1,000,000
$1.00 par value     shares       $16.0625(2)    $16,062,500(2)     $4,240.50
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(1) Plus an  indeterminate  number of shares  which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Based on the market price of the Common Stock of the Company on June 14, 2000, in accordance with Rules 457(c) and (h) under the Securities Act of 1933.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                        ---------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by Visteon Corporation (the "Company") and the Visteon Investment Plan for Hourly Employees (the "Plan") with the Commission are incorporated herein by reference:

          (a) The latest prospectus of the Company filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-38388), which includes audited financial statements for the year ended December 31, 1999.

          (b) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A (File No. 001-15827), dated June 2, 2000, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Stacy L. Fox, who is the Company's Senior Vice President, Secretary and General Counsel, will give an opinion about the validity of the Common Stock being registered. Ms. Fox does not own any Common Stock as of the date of this Registration Statement, but is likely to own Common Stock and options to purchase shares of Common Stock at or shortly after such time as the Company's parent distributes the Common Stock to its stockholders.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

General Corporate Law
                  The Company is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware


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

corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation, as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably occurred.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Certificate of Incorporation
          The Company's Restated Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law.

          All of the Company's directors and officers will be covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit
       ----------                   -------

          (4)       The Visteon Investment Plan for Hourly Employees

          (5A) Opinion of Stacy L. Fox, Senior Vice President, Secretary and General Counsel of Visteon Corporation, with respect to the legality of the securities being registered hereunder.


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

          (5B) The Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

          (23)      Consent of PricewaterhouseCoopers LLP

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on this 16th day of June, 2000.


                                        VISTEON CORPORATION



                                        By:/s/ Peter J. Pestillo
                                          -------------------------------------
                                          Peter J. Pestillo
                                          Chairman of the Board, Chief Executive
                                             Officer and President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Peter J. Pestillo and Stacy L. Fox, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

    Signature                    Title                              Date
    ---------                    -----                              ----

                             Chairman of the Board, Chief
/s/ Peter J. Pestillo        Executive Officer, President and
---------------------------  Director (Principal Executive
Peter J. Pestillo            Officer)                             June 16, 2000


/s/ Daniel R. Coulson        Executive Vice President and Chief
---------------------------  Financial Officer (Principal
Daniel R. Coulson            Financial and Accounting Officer)    June 16, 2000


/s/ W. Wayne Booker
---------------------------
W. Wayne Booker              Director                             June 16, 2000


/s/ John M. Rintamaki
---------------------------
John M. Rintamaki            Director                             June 16, 2000


/s/ Henry D.G. Wallace
---------------------------
Henry D.G. Wallace           Director                             June 16, 2000

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on this 16th day of June, 2000.

                                        The Visteon Investment Plan for
                                        Hourly Employees


                                        /s/ Daniel R. Coulson
                                        ---------------------------------------
                                        Daniel R. Coulson


                                        /s/ Robert H. Marcin
                                        ---------------------------------------
                                        Robert H. Marcin


                                        /s/ Stacy L. Fox
                                        ---------------------------------------
                                        Stacy L. Fox


                                        Visteon Investment Plan Committee

                                  EXHIBIT INDEX


                  VISTEON INVESTMENT PLAN FOR HOURLY EMPLOYEES


       Exhibit No.                  Exhibit

          (4)       The Visteon Investment Plan for Hourly Employees

          (5A) Opinion of Stacy L. Fox, Senior Vice President, Secretary and General Counsel of Visteon Corporation, with respect to the legality of the securities being registered hereunder.

          (5B) The Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

          (23)      Consent of PricewaterhouseCoopers LLP

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)